Exhibit 21.1

Subsidiaries of Prenetics Global Limited

The following list of subsidiaries applies after completion of the Business Combination:

Subsidiaries	Jurisdiction of Incorporation
Prenetics International Limited	British Virgin Islands
Prenetics Asia Limited	British Virgin Islands
Prenetics Limited	Hong Kong
Prenetics Limited Taiwan Branch	Taiwan
Oxsed Hong Kong Limited	Hong Kong
Prenetics ColoClear Limited	Hong Kong
Qianhai Prenetics Technology (Shenzhen) Co., Ltd. 前海皮樂迪科技(深圳) 有限公司	PRC
Zhuhai Prenetics Technology Co., Ltd. 珠海皮樂迪科技有限公司	PRC
Shanghai Prenetics Technology Co., Ltd. 上海歡因科技有限公司	PRC
Shenzhen Discover Health Technology Co., Ltd. 深圳覓因啟康科技有限公司[2]	PRC
Prenetics Pte Limited	Singapore
Prenetics EMEA Limited (formerly known as DNAFit Life Sciences Limited)	England & Wales
DNA Fit Limited	England & Wales
DNA Sport Limited	England & Wales
Oxsed Limited	England & Wales
DNAFIT Life Sciences Limited	England & Wales
Prenetics Innovation Labs Private Limited	India
DNAFit Africa (Pty) Limited	South Africa
AAC Merger Limited	Cayman Islands
PGL Merger Limited	Cayman Islands